Exhibit 16.1

                       [Letterhead of MaloneBailey, LLP]



July 15, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549 Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated on or about July 15, 2015, of Falconridge Oil Technologies Corp. and are in agreement with the statements contained therein inasmuch as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ MaloneBailey, LLP
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Houston, Texas